EXHIBIT 1.2
July 25, 2006
Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
3rd Floor
Washington, D.C. 20006
Ladies and Gentlemen:
     We have acted as counsel to Allied Capital Corporation, a Maryland corporation (the “Company”), in connection with the offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of $400,000,000 in aggregate principal amount of 6.625% Notes due 2011 (the “Securities”). Such offering will be made pursuant to a Registration Statement on Form N-2 (No. 333-133755) filed under the Securities Act (the “Registration Statement”). The Registration Statement provides that debt securities may be offered from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).
     The Securities will be issued pursuant to an Indenture, dated as of June 16, 2006 (the “Base Indenture”), and the First Supplemental Indenture, dated as of July 25, 2006 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), entered into by and between the Company, as issuer, and The Bank of New York, as trustee (the “Trustee”).
     As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined (i) the Base Indenture and the Supplemental Indenture and (ii) originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (a) the Company’s charter (the “Charter”) and its bylaws (the “Bylaws”), (b) resolutions of the board of directors of the Company (the “Board”) relating to the authorization and approval of the preparation and filing of the Registration Statement, the authorization, execution and delivery of the Base Indenture and the Supplemental Indenture and the authorization, issuance, offer and sale of the Securities pursuant to the Indenture and the Registration Statement, and (c) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.
     With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of the Company) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.
     Where factual matters material to this opinion were not independently established, we have relied with your approval upon certificates of appropriate state officials, upon certificates and/or representations of current executive officers and responsible employees of the Company, upon such other certificates as we deemed appropriate, upon the representations, warranties and covenants of the Company, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.
     In rendering our opinion, we have assumed that the Trustee has all requisite corporate power and authority to authenticate the Securities in accordance with the Indenture and that the Securities were duly authenticated by the Trustee prior to the issuance thereof. We have not independently investigated or verified any of the foregoing assumptions.
     This opinion is limited to the laws of the State of New York, as in effect on the date hereof, and we express no opinion with respect to the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities.
     Based upon and subject to the foregoing, we are of the opinion that the Securities are valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.
     The opinion set forth in the preceding paragraph is subject, as to enforcement, to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
Respectfully submitted,
\s\ SUTHERLAND ASBILL & BRENNAN LLP